Investment objective

The Fund’s investment objective is to seek long-term capital appreciation primarily through investments in equity securities listed in Taiwan.

Fun Facts	(as at 07/31/17)
Net asset value per share	$23.40
Market price	$20.80
Premium/discount	-11.11%
Total net assets	$191.85 m
Market cap	$170.55 m

Fund statistics
Investment adviser (date of appointment)	JF International Management, Inc. (07/22/14)
Fund manager	Shumin Huang
Listed	NYSE
Launch date	12/23/86
Shares outstanding	8,199,296
Last dividend (Ex-dividend date)	$2.6332 (December 26, 2014)
Benchmark	TAIEX Total Return Index

Fund codes
Bloomberg	TWN
Sedol	286987895
CUSIP	874036106
ISIN	US8740361063

10 year performance data	(as at 07/31/17)

Cumulative Performance[1]						(as at 07/31/17)
%	1m	3m	YTD[2]	1Y	3Y	5Y	10Y
The Taiwan Fund, Inc.	4.7	11.7	25.7	24.3	24.9	63.0	39.1
Market Price	5.1	10.7	29.2	27.9	24.1	61.4	42.4
TSE Index	1.1	5.5	20.3	22.7	11.2	42.5	22.0
TAIEX Total Return Index[3]	3.1	8.6	23.8	28.0	25.1	70.2	76.8
MSCI Taiwan Index	2.8	9.5	24.9	28.0	28.1	74.3	60.1

Rolling 12 month performance[1]:				(as at 07/31/17)
%	2017/2016	2016/2015	2015/2014	2014/2013	2013/2012
The Taiwan Fund, Inc.	24.3	6.4	-5.6	12.9	15.5
Market Price	27.9	3.2	-6.0	13.7	14.5
TSE Index	22.7	2.5	-11.6	14.9	11.5
TAIEX Total Return Index[3]	28.0	6.8	-8.4	18.3	15.0
MSCI Taiwan Index	28.0	4.9	-4.6	19.0	14.3

Top 10 holdings	(as at 07/31/17)
Holding	Fund%
Taiwan Semiconductor Manufacturing Co., Ltd.	9.4%
Hon Hai Precision Industry Co., Ltd.	8.4%
Largan Precision Co., Ltd.	4.2%
Cathay Financial Holding Co., Ltd.	3.4%
CTBC Financial Holding Co., Ltd.	2.5%
MediaTek, Inc.	2.4%
Nan Ya Plastics Corp.	2.3%
Formosa Plastics Corp.	2.1%
Catcher Technology Co., Ltd.	2.1%
Yuanta Financial Holding Co., Ltd.	2.1%

[1]	In US Dollar terms
[2]	Calendar year to date
[3]	TAIEX Total Return Index (prior to January 1, 2003, TAIEX Index)

Sector breakdown	(as at 07/31/17)
Sector Allocation	Fund %	Benchmark	Deviation
Automobile	0.0%	1.3%	-1.3
Biotechnology & Medical Care	0.0%	0.7%	-0.7
Building Material & Construction	0.0%	1.4%	-1.4
Cement	0.8%	0.8%	0.0
Chemical	0.0%	0.9%	-0.9
Communications & Internet	4.0%	5.8%	-1.8
Computer & Peripheral Equipment	6.1%	5.7%	0.4
Electric & Machinery	6.4%	1.9%	4.5
Electrical & Cable	0.0%	0.3%	-0.3
Electronic Parts & Components	5.4%	4.6%	0.8
Electronic Products Distribution	0.0%	0.8%	-0.8
Financial & Insurance	10.3%	12.7%	-2.4
Foods	1.5%	1.9%	-0.4
Glass & Ceramic	0.0%	0.2%	-0.2
Information Service	0.0%	0.2%	-0.2
Iron & Steel	0.4%	1.9%	-1.5
Oil, Gas & Electricity	1.1%	3.5%	-2.4
Optoelectronic	5.9%	5.1%	0.8
Other	5.1%	3.4%	1.7
Other Electronic	12.0%	8.8%	3.2
Paper & Pulp	0.0%	0.4%	-0.4
Plastics	5.1%	6.2%	-1.1
Rubber	0.0%	1.1%	-1.1
Semiconductor	24.8%	25.4%	-0.6
Shipping & Transportation	1.6%	1.5%	0.1
Textiles	1.7%	1.6%	0.1
Tourism	1.4%	0.5%	0.9
Trading & Consumers’ Goods	1.8%	1.4%	0.4
Cash	4.6%	0.0%	4.6
OVERALL TOTAL	100.0%	100.0%	0.0%

Market review
The TAIEX Total Return Index (TAIEX) increased 3.1% in July, the eighth consecutive monthly rise since December 2016. Overseas investor inflows continued although at a slower pace, bringing the total year-to-date net flows to US$9bn. There was some profit-taking in the technology sector as overseas investors became net sellers for the first time this year, especially in the Apple Inc. supply chain names and panel makers. The consumer and materials sectors also underperformed the TAIEX.

Fund update
The Fund outperformed the TAIEX by 1.6% in July. Select Apple Inc. supply companies performed strongly ahead of the iPhone 8 launch, including Merry Electronics Co., Ltd., Ennoconn Corp. and Largan Precision Co., Ltd. Airtac International Group continued to benefit from the improving trends in automation and reported a strong second quarter in 2017. Global PMX Co., Ltd. rose as its product upgrades further drove earnings growth and margins. Meanwhile, profit-taking hurt the Fund’s positions in Hota Industrial Manufacturing Co., Ltd., Eclat Textile Co., Ltd. and Catcher Technology Co., Ltd. Concerns about the Tesla Model 3 potentially cannibalizing its Model S was a negative influence on Hota Industrial Manufacturing Co., Ltd., but we believe that the impact will be limited. The negative sentiment towards Eclat Textile Co., Ltd. seemed to have been caused by concerns that foreign exchange movements would cause reductions in momentum and margin in the second half of 2017, but we think that recovery is still on track with steady margin improvement. The overweight position in President Chain Store Corp. negatively impacted performance and the Fund reduced its position as the company’s disposal of Starbucks China would remove one of its key growth drivers. The Fund sold its entire holding in the bicycle supplier Merida Industry Co., Ltd, which was a detractor with recent poor performance in China.

The Fund made no change to its core investment approach, and it remained focused on quality companies with strong growth profiles. The market outlook remained positive, although a sector rotation out of the outperforming sectors, particularly the technology sector, into the less well performing sectors could arise on the back of a potential mean reversion. The Fund continues to prefer consumer growth names with sustainable franchises, including those in the sportswear and automation parts within the other electronic sector. Additionally, the Fund remained overweight in technology companies in the Apple Inc. supply chain, cloud, internet-of-things, gaming and semi-conductor sectors. The Fund remained underweight in the telecommunications and basic materials sectors.

Outlook
The technology sectors have outperformed the TAIEX at the expense of the non-technology sectors, given the stronger growth outlook in the former. The anticipation of a strong replacement cycle sparked by the soon to be launched iPhone 8 has pushed up the valuation of technology companies. We believe that the market could see some consolidation and rotation from technology into non-technology names. However, strong overseas inflows, attractive valuations and dividend yields should provide support for the market.

Full portfolio holdings	(as at 07/31/17)
Holding	Market Value	Fund
	USD	%
Semiconductor	47,634,298	24.8
Taiwan Semiconductor Manufacturing Co., Ltd.	18,114,454	9.4
MediaTek, Inc.	4,572,006	2.4
Silergy Corp.	3,165,372	1.7
ASPEED Technology, Inc.	3,142,360	1.6
Nanya Technology Corp.	3,066,735	1.6
Powertech Technology, Inc.	3,037,946	1.6
Advanced Semiconductor Engineering, Inc.	2,079,807	1.1
Parade Technologies Ltd.	1,701,015	0.9
Realtek Semiconductor Corp.	1,309,798	0.7
Macronix International	1,287,957	0.7
Tong Hsing Electronic Industries Ltd.	1,225,348	0.6
Egis Technology, Inc.	1,179,779	0.6
Win Semiconductors Corp.	1,160,637	0.6
Chunghwa Precision Test Tech Co., Ltd.	987,564	0.5
Novatek Microelectronics Corp.	815,022	0.4
King Yuan Electronics Co., Ltd.	788,498	0.4
Other Electronic	23,104,292	12.0
Hon Hai Precision Industry Co., Ltd.	16,208,307	8.4
Catcher Technology Co., Ltd.	3,976,155	2.1
Voltronic Power Technology Corp.	2,055,463	1.1
Bizlink Holding, Inc.	864,367	0.4
Financial & Insurance	19,761,717	10.3
Cathay Financial Holding Co., Ltd.	6,603,233	3.4
CTBC Financial Holding Co., Ltd.	4,833,376	2.5
Yuanta Financial Holding Co., Ltd.	3,975,213	2.2
Fubon Financial Holding Co., Ltd.	3,339,405	1.6
China Life Insurance Co., Ltd.	1,010,490	0.5
Electric & Machinery	12,239,692	6.4
Airtac International Group	3,625,640	1.9
Hota Industrial Manufacturing Co., Ltd.	3,121,164	1.6
Hiwin Technologies Corp.	2,494,941	1.3
Global PMX Co., Ltd.	2,455,068	1.3
Macauto Industrial Co., Ltd.	542,879	0.3
Computer & Peripheral Equipment	11,743,641	6.1
Ennoconn Corp.	3,927,264	2.0
Quanta Computer, Inc.	2,463,692	1.3
Inventec Corp.	1,686,753	0.9
Mitac Holdings Corp.	1,569,527	0.8
Advantech Co., Ltd.	1,340,133	0.7
Primax Electronics Ltd.	756,272	0.4
Optoelectronic	11,356,523	5.9
Largan Precision Co., Ltd.	8,120,250	4.2
General Interface Solution Holding Ltd.	1,479,028	0.8
Epistar Corp.	1,144,687	0.6
Innolux Corp.	612,558	0.3
Electronic Parts & Components	10,331,469	5.4
Delta Electronics, Inc.	3,099,680	1.6
Tripod Technology Corp.	2,814,764	1.5
King Slide Works Co., Ltd.	1,546,422	0.8
Sinbon Electronics Co., Ltd.	1,462,612	0.8
Elite Material Co., Ltd.	782,269	0.4
Flexium Interconnect, Inc.	625,722	0.3

Full portfolio holdings (cont'd)

Holding	Market Value	Fund
	USD	%
Plastics	9,770,383	5.1
Nan Ya Plastics Corp.	4,381,977	2.3
Formosa Plastics Corp.	4,113,613	2.1
Formosa Chemicals & Fibre Corp.	1,274,793	0.7
Other	9,716,447	5.1
Taiwan Paiho Ltd.	3,555,232	1.9
Nien Made Enterprise Co., Ltd.	3,099,766	1.6
Chailease Holding Co., Ltd.	3,061,449	1.6
Communications & Internet	7,673,120	4.0
Merry Electronics Co., Ltd.	2,784,570	1.5
Land Mark Optoelectronics Corp.	2,484,625	1.3
Advanced Ceramic X Corp.	1,218,725	0.6
Wistron NeWeb Corp.	1,185,200	0.6
Trading & Consumers’ Goods	3,450,232	1.8
President Chain Store Corp.	1,797,354	0.9
Poya International Co., Ltd.	1,652,878	0.9
Textiles	3,373,128	1.7
Eclat Textile Co., Ltd.	3,373,128	1.7
Shipping & Transportation	2,995,339	1.6
Evergreen Marine Corp. (Taiwan) Ltd.	2,995,339	1.6
Foods	2,819,596	1.5
Uni-President Enterprises Corp.	2,819,596	1.5
Tourism	2,683,254	1.4
Gourmet Master Co., Ltd.	2,683,254	1.4
Oil, Gas & Electricity	2,092,232	1.1
Formosa Petrochemical Corp.	2,092,232	1.1
Cement	1,647,100	0.8
Taiwan Cement Corp.	1,647,100	0.8
Iron & Steel	704,688	0.4
China Steel Corp.	704,688	0.4
Cash	8,754,932	4.6
Cash	8,754,932	4.6
Grand Total	191,852,083	100.0

Source: MSCI. Neither MSCI nor any other party involved in or related to compiling, computing or creating the MSCI data makes any express of implied warranties or representations with respect to such data (or the results to be obtained by the use thereof), and all such parties hereby expressly disclaim all warranties of originality, accuracy, completeness, merchantability or fitness for a particular purpose with respect to any of such data. Without limiting any of the foregoing, in no event shall MSCI, any of its affiliates or any third party involved in or related to compiling computing or creating the data have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.
No further distribution or dissemination of the MSCI data is permitted without MSCI's express written consent.

Important Information

This document is issued and approved by JF International Management, Inc. (“JFIMI”), as investment advisor of The Taiwan Fund, Inc. (the ‘'Fund''). JFIMI is an investment advisor registered with the US Securities and Exchange Commission. Certain information herein is believed to be reliable but has not been verified by JFIMI. JFIMI makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from this newsletter.

The Fund is classified as a diversified investment company under the US Investment Company Act of 1940 as amended. It meets the criteria of a closed end US fund and its shares are listed on the New York Stock Exchange. JFIMI has been appointed investment advisor to the Fund.

This newsletter does not constitute an offer of shares. Closed-end funds, unlike open-end funds, are not continuously offered. After the initial public offering, shares are bought and sold on the open market through a stock exchange. JFIMI, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell any security, including the securities, commodities, currencies or financial instruments referred to herein.

Portfolio holdings are subject to change daily.

It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.

Investing in the Fund involves certain considerations in addition to the risks normally associated with making investments in securities. The value of the shares issued by the Fund, and the income from them, may go down as well as up and there can be no assurance that upon sale, or otherwise, investors will receive back the amount originally invested. There can be no assurance that you will receive comparable performance returns. Movements in foreign exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on an investment. Past performance is not a guide to future returns. Accordingly, the Fund is only suitable for investment by investors who are able and willing to withstand the total loss of their investment. In particular, prospective investors should consider the following risks:

Discretionary investment is not risk-free. The past operating performance does not guarantee a minimum return for the discretionary investment fund. Apart from exercising the duty of care of a prudent adviser, JFIMI will not be responsible for the profit or loss of the discretionary investment fund, nor guarantee a minimum return.

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It should be noted that investment in the Fund is only suitable for sophisticated investors who are aware of the risk of investing in Taiwan and should be regarded as long term. Funds which invest in one country carry a higher degree of risk than those with portfolios diversified across a number of markets.

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Investment in the securities of smaller and unquoted companies can involve greater risk than is customarily associated with investment in larger, more established, companies. In particular, smaller companies often have limited product lines, markets or financial resources and their management may be dependent on a smaller number of key individuals. In addition, the market for stock in smaller companies is often less liquid than that for stock in larger companies, bringing with it potential difficulties in acquiring, valuing and disposing of such stock. Proper information for determining their value, or the risks to which they are exposed, may not be available.

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Investments within emerging markets such as Taiwan can be of higher risk. Many emerging markets, and the companies quoted on their stock exchanges, are exposed to the risks of political, social and religious instability, expropriation of assets or nationalization, rapid rates of inflation, high interest rates, currency depreciation and fluctuations and changes in taxation which may affect the Fund's income and the value of its investments.

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The marketability of quoted shares may be limited due to foreign investment restrictions, wide dealing spreads, exchange controls, foreign ownership restrictions, the restricted opening of stock exchanges and a narrow range of investors. Trading volume may be lower than on more developed stock markets, and equities are less liquid. Volatility of prices can also be greater than in more developed stock markets. The infrastructure for clearing, settlement and registration on the primary and secondary markets may be undeveloped. Under certain circumstances, there may be delays in settling transactions in some of the markets.